Exhibit 99.3

Uniwheels AG interim report as of 31 March 2017

Condensed interim financial statements

1. Consolidated statement of financial position of Uniwheels AG

	Note	31 Mar 2017	31 Dec 2016
		EUR m	EUR m

ASSETS
Goodwill		0.9	0.9
Other intangible assets		8.7	8.8
Property, plant and equipment	8.1.	205.8	205.0
Investment property		0.7	0.7
Other non-current financial assets		0.8	0.5
Deferred tax assets	8.7.	51.6	50.8

Total non-current assets		268.5	266.7
Inventories	8.2.	62.4	54.1
Trade receivables	8.2.	53.0	39.7
Other current financial assets		5.4	1.9
Current income tax assets		0.0	0.1
Other current non-financial assets		6.0	5.8
Cash and cash equivalents		13.3	22.6

Total current assets		140.1	124.0

Total assets		408.7	390.7

EQUITY AND LIABILITIES
Issued capital	8.3.	12.4	12.4
Capital reserve	8.3.	198.5	198.5
Revenue reserves	8.3.	49.1	32.8
Other reserves		-0.2	-0.1

Total equity		259.8	243.5
Non-current provisions		2.1	2.1
Non-current financial liabilities	8.4.	48.5	50.2
Other non-current non-financial liabilities		1.7	1.2

Total non-current liabilities		52.3	53.5
Current provisions		1.5	1.5
Current financial liabilities	8.4.	13.3	14.9
Current trade payables		62.3	62.0
Other current non-financial liabilities		17.6	13.6
Current income tax liabilities	8.7.	1.8	1.7

Total current liabilities		96.5	93.7

Total equity and liabilities		408.7	390.7

2. Consolidated statement of comprehensive income of Uniwheels AG

		Q1
	Note	2017	2016
		EUR m	EUR m
Revenue	8.2.	131.6	109.1
Changes in inventories of finished goods and work in process		8.3	1.8
Own work capitalised		0.2	0.1

Total operating performance		140.1	111.0

Other income		1.6	0.5
Cost of material	8.2.	86.5	64.3
Personnel expenses		21.8	17.9
Other expenses	8.5.	15.5	15.2

EBITDA		17.9	14.1

Depreciation, amortisation and impairments		5.5	3.9
Interest income		0.0	0.1
Interest expense		0.5	0.6
Other finance revenue/costs	8.6.	3.9	1.0

Profit or loss before tax		15.9	10.7
Income taxes*	8.7.	-0.5	-0.9

Net profit for the period*		16.4	11.6

Items that may be recycled through profit or loss under certain conditions
Net gains/losses from cash flow hedges		-0.1	-0.1

Other comprehensive income after tax		-0.1	-0.1

Comprehensive income*		16.3	11.5

Earnings per share (EUR)*
basic		1.32	0.94

diluted		1.32	0.94

*	Comparative figures have been adjusted in the course of harmonizing the valuation of deferred tax assets and tax provisions to the approach applied as of December 31, 2016 as published. The change has led to an increase of net profit for the period by EUR 1.1 million to EUR 11.6 million as of March 31, 2016.

3. Consolidated statement of changes in equity of Uniwheels AG

	Issued capital	Capital reserve	Revenue reserves	Other reserves	Total
	EUR m	EUR m	EUR m	EUR m	EUR m
31 Dec 2015	12.4	198.5	-10.9	-0.1	199.9
Net profit for the period*			11.6		11.6
Other comprehensive income after tax				-0.1	-0.1

Comprehensive income*			11.6	-0.1	11.5

31 Mar 2016*	12.4	198.5	0.7	-0.2	211.4
31 Dec 2016	12.4	198.5	32.8	-0.1	243.5
Net profit for the period			16.4		16.4
Other comprehensive income after tax				-0.1	-0.1

Comprehensive income			16.4	-0.1	16.3

31 Mar 2017	12.4	198.5	49.1	-0.2	259.8

*	Comparative figures have been adjusted—see note on this page 2 above.

4. Consolidated statement of cash flows of Uniwheels AG

		January— March
	Note	2017	2016
		EUR m	EUR m
Cash flows from operating activities
Net profit for the period*		16.4	11.6
Income tax through profit or loss*		-0.5	-0.9
Finance costs through profit or loss		0.5	0.6
Interest income through profit or loss		0.0	-0.1
Depreciation and amortisation of non-current assets		5.5	3.9
Impairment losses on current and non-current assets		0.1	0.2
Other non-cash expenses and income		0.0	-0.6

Subtotal		22.0	14.7
(Increase)/Decrease of trade and other receivables		-13.3	-5.6
(Increase)/Decrease of inventories		-8.4	-0.6
(Increase)/Decrease of other non-financial assets		-0.3	-1.2
(Increase)/Decrease of other financial assets		-3.8	-1.6
Increase/(Decrease) of trade payables and other liabilities		0.3	6.8
Increase/(Decrease) of provisions		0.0	3.7
Increase/(Decrease) of other non-financial liabilities		4.5	2.1
Increase/(Decrease) of other financial liabilities		-1.1	-0.2

Cash outflow/(inflow) from operating activities		-0,2	18.1
Income taxes paid		-0.2	-0.5

Net cash outflow/(inflow) from operating activities		-0.4	17.6
Cash flows from investing activities
Cash paid for investments in property, plant and equipment	8.1.	-6.0	-23.3
Cash paid for investments in intangible assets		-0.2	0.0

Net cash outflow from investing activities		-6.2	-23.3

Free cash flow		-6.6	-5.7

Cash flow from financing activities
Cash paid for loans	8.4.	-2.0	-1.4
Cash paid for interest		-0.4	-0.6

Net cash outflow from financing activities		-2.4	-2.0
Net decrease in cash and cash equivalents		-9.0	-7.7
Cash and cash equivalents at the beginning of the period		18.2	39.3
Effect of exchange rate fluctuations on cash and cash equivalents		-0.1	0.4

Cash and cash equivalents at the end of the period		9.1	32.0

*	Comparative figures have been adjusted—see note on page 2.

5. General

UNIWHEELS AG (hereinafter referred to as the “company”, the “group” or “UW AG”) is a stock corporation based in Bad Dürkheim, Germany. The interim report covers UW AG and its affiliates (hereinafter referred to as the UNIWHEELS Group). Please refer to note 3 of the notes to the consolidated financial statements for the year ending 31 December 2016 for a list of the entities in the group.

This quarterly report as of 31 March 2017 is prepared in condensed form in accordance with IAS 34 and the International Financial Reporting Standards as endorsed by the European Union applying on the reporting date.

The explanations in the notes to the consolidated financial statements for the year ending 31 December 2016, particularly with regard to the significant accounting policies, apply accordingly except for any changes to accounting policies due to accounting standards that came into force in the current period.

6. Standards to be adopted in the reporting period

The company did not adopt any new or amended standards in the reporting period.

7. Currency translation

Changes to the underlying parameters mainly relate to exchange rates, which are listed below:

		Closing rates		Average rates January—March
	1 EUR =	31 Mar 2017	31 Dec 2016	2017	2016
Poland	PLN	4.24	4.42	4.32	4.37
Sweden	SEK	9.55	9.57	9.50	9.24

8. Significant changes

8.1 Property, plant and equipment

The change in property, plant and equipment mainly results from depreciation of EUR 5.5 million and additions of EUR 6.2 million of which EUR 1.6 million relates to UPP 3 in Stalowa Wola, Poland, that was originally planned for 2016.

Obligations to purchase property, plant and equipment amount to EUR 11.4 million and relate primarily to renovations and overhauls at the existing plants.

8.2 Inventories / trade receivables / revenue / cost of material

The increase of EUR 22.5 million in revenue in comparison to the first quarter of 2016 to a total of EUR 131.6 million is due to the growth of the Automotive and Accessory divisions (see the section on segment reporting). Over the same period, the cost of material rose at a faster rate than revenue. In addition to higher production volume, the factors underlying the increase include a rise in commodity prices that can only be passed on to customers at some delay. The closing balances of inventories and receivables both rose in association with the significant improvement in the orders on the books. Details on the changes can be found in the discussion of business performance in the management report.

The cost of material breaks down as follows:

	Q1
	2017	2016
	EUR m	EUR m
Aluminium (incl. strontium, titanium, boron)	61.4	43.8
Energy (incl. electricity, gas, water, heating)	6.4	5.4
Paint	4.3	3.9
Other cost of material	14.4	11.2

	86.5	64.3

Other cost of materials chiefly consists of the cost of purchased merchandise, consumables and supplies, hired temps and purchased services.

8.3 Equity

The change in equity is primarily due to the net profit generated for the year. For details please see the statement of changes in shareholders’ equity.

8.4 Financial liabilities

The decrease of EUR 3.3 million in financial liabilities to EUR 61.8 million can be chiefly attributed to scheduled debt repayments totalling EUR 2.0 million.

8.5 Other expenses

Other expenses changed in comparison to the comparative period of the prior year as follows:

	Q1
	2017	2016
	EUR m	EUR m
Repairs and maintenance	4.5	4.3
Selling expenses	2.9	2.5
Rents of buildings and rent incidentals	1.0	0.8
Legal expenses and consulting fees	0.9	1.0
Leases and rental agreements	0.8	0.9
Administrative expenses	0.5	0.4
Advertising and travel expenses	0.4	0.4
Bank charges and fees	0.4	0.3
Exchange rate losses	0.0	1.3
Other (individual line items < EUR 0.4 million)	4.1	3.3

	15.5	15.2

8.6 Other finance revenue/costs

Other finance revenue/costs break down as follows:

	Q1
	2017	2016
	EUR m	EUR m
Income from fair value measurements of currency derivatives	3.7	1.2
Expenses from fair value measurements of currency derivatives	0.2	-0.1
Income from fair value measurements of aluminium derivatives	0.4	0.0
Expenses from fair value measurements of aluminium derivatives	0.0	0.3

	3.9	1.0

Other finance revenue/costs also include the unrealised effects from fair value measurements of currency and aluminium derivatives. For this reason, they are in part subject to significant fluctuations.

The corresponding realised effects from fair value measurements of currency derivatives are included in other income and other expenses, and the effects from aluminium derivatives are included in cost of material.

8.7 Income taxes*

On account of the tax credits on the annual profits generated from its operations, the Polish production entity UPP recognised deferred tax assets of EUR 0.8 million (Q1 2016: EUR 1.0 million). These were based on the expected tax credits on the expected taxable results over a four-year planning horizon.

The deferred taxes presented in the income statement break down as follows:

	Q1
	2017	2016
	EUR m	EUR m
Tax expense for the period	0.3	0.4
Deferred tax income recorded in the reporting year	-0.8	-1.3

Income taxes recorded in the income statement	-0.5	-0.9

*	Comparative figures have been adjusted—see note on page 2.

9. Segment reporting

The UNIWHEELS Group is managed as a business unit that operates in the field of wheel production. The monthly reporting is prepared at group level accordingly.

The primary management indicators of the UNIWHEELS Group pursuant to IFRS are as follows:

	Q1
	2017	2016
External sales (EUR m)	131.6	109.1
Wheel sales volume (in thousands)	2,436	2,087
EBITDA (EUR m)	17.9	14.1

The allocation of revenue and non-current assets to geographical regions is based on the country in which the group entity is based. A breakdown of revenue and non-current assets (excluding financial instruments and deferred tax assets) by region follows:

External revenue—total	Q1
	2017	2016
	EUR m	EUR m
Germany	47.1	43.4
Poland	84.5	65.7

	131.6	109.1

Non-current assets pursuant to IFRS 8	31 Mar 2017	31 Dec 2016
	EUR m	EUR m
Germany	32.3	31.2
Poland	183.8	184.2

	216.1	215.4

Revenue and wheel sales volume break down by division (Automotive and Accessory) as follows:

External revenue—wheels	Q1
	2017	2016
	EUR m	EUR m
Accessory	21.1	17.4
Automotive	108.0	90.7

	129.1	108.1

Wheel sales volume	Q1
	2017	2016
	thousand units	thousand units
Accessory	381	305
Automotive	2,055	1,782

	2,436	2,087

Of the total revenue of EUR 131.6 million (Q1 2016: EUR 109.1 million), approximately 10% is accounted for by the following key customers:

	Q1
	2017	2016
	EUR m	EUR m
Customer A	22.5	17.7
Customer B	18.5	15.9
Customer C	17.1	14.5

	58.1	48.1

10. Financial instruments

Apart from the financial assets and liabilities presented in the following table, management considers the carrying amounts of the financial assets and financial liabilities in the consolidated statement of financial position as a good approximation of their fair values or, as in the case of derivatives, they are actually carried at fair value. The following table therefore lists all financial liabilities which are not regularly measured at fair value but whose fair values must be presented:

	31 Mar 2017		31 Dec 2016
	Carrying amount EUR m	Fair value EUR m	Carrying amount EUR m	Fair value EUR m

Financial liabilities
Financial liabilities measured at amortised cost
- Bank loans	54.9	53.9	56.9	56.2

Total	54.9	53.9	56.9	56.2

	31 Mar 2017
	Level 1 EUR m	Level 2 EUR m	Level 3 EUR m	Total EUR m

Financial liabilities
Financial liabilities measured at amortised cost
- Bank loans	0.0	53.9	0.0	53.9

Total	0.0	53.9	0.0	53.9

	31 Dec 2016
	Level 1 EUR m	Level 2 EUR m	Level 3 EUR m	Total EUR m

Financial liabilities
Financial liabilities measured at amortised cost
- Bank loans	0.0	56.2	0.0	56.2

Total	0.0	56.2	0.0	56.2

The fair value of the above level 2 financial liabilities has been determined in accordance with the discounted cash flow method which is widely accepted. A key input in the valuation is the discount rate. Instruments have been allocated to the fair value hierarchy on 31 March 2017 in the same fashion as the allocation on 31 December 2016, without any change.

The following table contains information on how the group measures the fair value of various financial assets and financial liabilities that are regularly measured at fair value, in particular the techniques used and the associated inputs. Fair value measurement on 31 March 2016 is unchanged on the methods applied as of 31 December 2016.

Financial assets / financial liabilities	Fair value		Hierarchy	Valuation techniques and significant inputs	Significant non- observable inputs	Ratio of non- observable inputs to fair value
	31 Mar 2017	31 Dec 2016
1) Forward exchange contracts	Assets:	Assets:	Level 2	Discounted cash flow method; future cash flows estimated on the basis of forward rates (observable on the reporting date) and agreed forward exchange rates and discounted using interest curves published on the reporting date	n/a	n/a
	EUR 3.9 million	EUR 0.6 million
	Liabilities:	Liabilities:
	EUR 0.7 million	EUR 0.9 million

2) Interest swaps	Liabilities:	Liabilities:	Level 2	Discounted cash flow method; future cash flows estimated on the basis of forward interest rates (observable interest curves on the reporting date) and agreed forward interest rates and discounted using interest curves published on the reporting date	n/a	n/a
	EUR 0.5 million	EUR 0.4 million

3) Commodity swaps	Assets:	Assets:	Level 2	Discounted cash flow method; future cash flows estimated on the basis of forward prices (observable commodity prices on the reporting date) and agreed forward prices and discounted using interest curves published on the reporting date	n/a	n/a
	EUR 1.4 million	EUR 1.0 million
	Liabilities:	Liabilities:
	EUR 0.0 million	EUR 0.0 million

No transfers were made between level 1 and 2 in the interim reporting period.

11. Notes to the cash flow statement

For the purposes of the consolidated cash flow statement, cash and cash equivalents comprise cash on hand, bank deposits with terms of less than three months and overdrafts that are payable on demand which were an integral component of the Company’s cash management.

Cash and cash equivalents at the end of the period consisted of:

	31 Mar 2017	31 Dec 2016
	EUR m	EUR m
Cash and cash equivalents	13.3	22.6
Overdrafts	4.2	4.4

	9.1	18.2

12. Related party transactions

The trade payables towards UHM of EUR 11.4 million carried on 31 December 2016 were fully paid in the first quarter of 2017.

There were not other significant changes in receivables and liabilities to related parties in comparison to the situation on 31 December 2016.

13. Subsequent events

On 7 April 2017 the UNIWHEELS Group published a statement by the management board of UNIWHEELS AG in connection with the tender offer from Superior (see “Significant events” in the Interim Group Management Report). According to this statement, the management board has come to the conclusion that the price offered for the shares in the Company in the tender offer correspond to their fair value. The tender offer began on 12 April 2017 and is expected to terminate on 22 May 2017.

There have been no other events since 31 March 2017 that are of significance for assessing the net assets, financial position and result of operations of UW AG.

UNIWHEELS AG

Bad Dürkheim, 19 May 2017

The Management Board